UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

Ditech Holding Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Virginia Drive, Suite 100

Fort Washington, PA 19034

(Address of principal executive offices, including zip code)

(844) 714-8603

(Registrant’s telephone number, including area code)

Walter Investment Management Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 22, 2018, Ditech Holding Corporation (the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria in Section 802.01E of the NYSE Listed Company Manual as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2018 (the “Form 10-Q”).

As reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2018, the Company was unable to file its Form 10-Q within the prescribed time period without unreasonable effort or expense due to various factors, such as the timing of the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2017, as well as certain accounting and financial reporting matters, including the application of fresh start accounting in connection with the Company’s emergence from Chapter 11 Bankruptcy on February 9, 2018, which resulted in the Company requiring additional time to complete its financial closing procedures and, as a result, its independent registered public accounting firm requiring additional time to complete the interim review of the Company’s consolidated financial statements as of and for the period ended March 31, 2018.

The NYSE informed the Company that, under the NYSE’s rules, the Company will have six months from May 21, 2018 to file the Form 10-Q with the SEC. The Company can regain compliance with the NYSE’s continued listing requirements pertaining to timely filings at any time before that date by filing the Form 10-Q with the SEC. If the Company fails to file the Form 10-Q before the NYSE’s compliance deadline, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. However, regardless of these procedures, the NYSE may commence delisting procedures at any time during the period that is available to complete the filing, if circumstances warrant. The Company continues to work diligently to complete its Form 10-Q, which it anticipates filing with the SEC as soon as reasonably practicable.

As previously disclosed, on August 11, 2017, the Company received written notification from the NYSE that it was considered to be out of compliance with a separate continued listing standard because the Company’s average global market capitalization over a consecutive 30 trading-day period had fallen below $50.0 million at the same time as its stockholders’ equity was below $50.0 million, and the Company has not yet regained compliance with this listing standard.

The Company is working with the NYSE to maintain the listing of its common stock on the NYSE, but no assurance can be given that it will be successful in doing so.

Item 8.01	Other Events.

In accordance with the NYSE’s rules, the Company issued a press release disclosing the delay in filing the Form 10-Q. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 25, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ditech Holding Corporation

Date: May 25, 2018	By:	/s/ John J. Haas
John J. Haas, General Counsel, Chief Legal Officer and Secretary